Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - January 2009

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2003-4 $725MM 10/15/2013
Yield	13.22%	13.21%
Less: Coupon	0.59%	0.68%
Servicing Fee	1.50%	1.50%
Net Credit Losses	6.03%	6.03%
Excess Spread :
January-09	5.10%	5.00%
December-08	6.53%	6.43%
November-08	5.82%	5.72%
Three Month Average Excess Spread	5.82%	5.72%

Delinquency:
30 to 59 Days	1.26%	1.26%
60 to 89 Days	0.99%	0.99%
90+ Days	2.10%	2.10%
Total	4.35%	4.35%

Principal Payment Rate	15.34%	15.34%